UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/10/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.03.    Material Modifications to Rights of Security Holders

      On January 10, 2007, the Board of Directors of the Sharper Image Corporation, a Delaware corporation (the "Company") approved an amendment to the Company's Rights Agreement dated as of June 7, 1999, as amended (the "Rights Agreement") to amend and restate the definition of "Acquiring Person" to (1) increase from 15% to 20% the threshold under which the rights plan would be triggered, (2) remove the blanket exclusion of Mr. Thalheimer and his affiliated entities from the effects of the rights plan and (3) clarify that option grants by the Company (and the exercise of Company options) are excluded from the calculation of an Acquiring Person's ownership for the purposes of the threshold. The Amendment No. 2 to the Rights Agreement is attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

4.1 Amendment No. 2, dated as of January 16, 2007, to the Rights Agreement, dated as of June 7, 1999, between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: January 17, 2007	By:	/s/ Daniel W. Nelson
Daniel W. Nelson
Senior Vice President, Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-4.1	Amendment No. 2, dated as of January 16, 2007, to the Rights Agreement, dated as of June 7, 1999, between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.)